PROMISSORY NOTE


$1,800,000.00                                                       May 26, 1995

         FOR VALUE RECEIVED, on or before July 1, 1996 ("Maturity Date"), the undersigned (hereinafter referred to as "Maker"), promises to pay to the order to HEARTLAND WIRELESS COMMUNICATIONS, INC. ("Payee") at its offices at 903 N. Bowser, Suite 140, Richardson, Texas 75081, the principal amount of ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000.00) ("Total Principal Amount"), together with interest on the unpaid principal balance hereof from time to time outstanding until paid at a fluctuating rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (as hereinafter defined), or
(b) a rate ("Contract Rate"), calculated on the basis of the actual days elapsed in a year consisting of 365 or 366 days, as the case may be, equal to the sum of
(i) the Index Rate (as hereinafter defined) plus (ii) two percent (2.0%), each change in the rate to be charged on this Promissory Note ("Note") to become effective without notice to Maker on the effective date of each change in the Maximum Rate or the Index Rate, as the case may be; provided, however, that if at any time the Contract Rate shall exceed the Maximum Rate, thereby causing the interest on this Note to be limited to the Maximum Rate, then any subsequent reduction in the Index Rate shall not reduce the rate of interest on this Note below the Maximum Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on this Note if the Contract Rate had at all times been in effect. As used herein, the term "Index Rate" shall mean a fluctuating rate per annum equal to the "Prime Rate" published in the "Money Rates" table in The Wall Street Journal from time to time, and if multiple rates are published, the highest such rate. The term "Maximum Rate," as used herein, shall mean at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof and this Note provides for a fluctuating rate of interest, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Maker from time to time as of the effective date of each change in such maximum rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

         The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:

         (a) interest shall be due and payable quarterly as it accrues, commencing on the first day of October 1995 and continuing on the first day of each successive January, April, July and October thereafter during the term of this Note; and

         (b) the outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

         Maker may from time to time prepay all or any portion of the principal of this Note without premium or penalty. All regularly scheduled payments of the indebtedness evidenced by this Note shall be applied first to any accrued but unpaid interest then due and payable hereunder and then to the principal amount then due and payable. All non-regularly scheduled payments shall be applied to such indebtedness in such order and manner as the holder of this Note may from time to time determine in its sole discretion. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Payee indicated above, or such other place as the holder of this Note shall designate in writing to Maker. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than any day on which commercial banks in the State of Texas are authorized to be closed. The books and records of Payee shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

         This Note has been executed and delivered pursuant to that certain Letter of Intent for Exchange dated May 25, 1995 between Maker and Payee (the "Agreement"), and evidences the absolute and unconditional obligation of Maker under Section 13(d) of the Agreement to pay to Payee the principal amount of this Note together with interest thereon as provided in this Note. This Note is secured by, inter alia, the Security Agreement dated May 26, 1995 by and between Maker and Payee covering certain collateral as more particularly described therein. This Note, the Agreement and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note, including but not limited to those documents described above, are hereinafter collectively referred to as the "Transaction Documents." The holder of this Note is entitled to the benefits and security provided in the Transaction Documents.

         Maker agrees that upon the occurrence of any one or more of the following events of default ("Event of Default"):

                  (a) failure of Maker to pay any installment of principal of or interest on this Note or on any other indebtedness of Maker to Payee when due; or

                  (b) the occurrence of any event of default specified in any of the other Transaction Documents; or

                  (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise;

the holder of this Note may, at its option, unless the Event of Default is cured within thirty (30) days of the occurrence thereof, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) foreclose all liens securing payment hereof, (iii) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to such rights, remedies or recourses under the Transaction Documents, at law or in equity, or
(iv) pursue any combination of the foregoing.

         The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note and in any of the other Transaction Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Transaction Documents as originally provided herein or therein.

         This Note and all of the other Transaction Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or any of the other Transaction Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Transaction Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Payee's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by law, then it is the express intent of Maker and Payee that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Transaction Documents have been paid in full, refunded to Maker), and the provisions of this Note and the other Transaction Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Maker for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Maker to Payee under this Note or arising under or pursuant to the other Transaction Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Payee to contract for, charge or receive a greater amount of interest, Payee will rely on federal law instead of TEX. REV. CIV. STAT. ANN. art. 5069-1.04, as amended, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, implement any other method of computing the Maximum Rule under such Article 5069-1.04, as amended, or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         In no event shall TEX. REV. CIV. STAT. ANN. art. 5069 Ch. 15 (which regulates certain revolving loan accounts and revolving tri- party accounts) apply to this Note. To the extent that TEX. REV. CIV. STAT. ANN. art. 5069-1.04, as amended, is applicable to this Note, the "indicated rate ceiling" specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

         If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Maker agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

         Maker waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences, or partial payments, either before or after maturity.

         THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.

                                              MAKER:

                                              AMERICAN WIRELESS SYSTEMS, INC.



                                              By:______________________________

                                              Its:_____________________________